Exhibit 99.1

INSTALLED BUILDING PRODUCTS ANNOUNCES

AGREEMENT TO ACQUIRE COMMERCIAL INSULATION, FIREPROOFING AND

WATERPROOFING INSTALLER

– Acquisition Expected to Close in 2017 First Quarter

Columbus, Ohio, October 29, 2016 Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, announced today that it has entered into a definitive purchase agreement to acquire all of the outstanding equity of Trilok Industries, Inc., the holding company for Alpha Insulation and Waterproofing, Inc., and Alpha Insulation and Waterproofing Company (collectively known as “Alpha” or “Alpha Insulation and Waterproofing”).

Founded in 1982, Alpha Insulation and Waterproofing is headquartered in Atlanta, Georgia and serves commercial customers through an expanding network of 8 branch locations located in Georgia, Florida, Texas, Alabama, Tennessee and North Carolina. Alpha’s products include waterproofing, insulation, fireproofing, and fire stopping. Alpha services large, long-lead time commercial projects including office buildings, airports, sports complexes, museums, hospitals, hotels, and educational facilities.

“With June 30, 2016 trailing twelve-month sales of $89.2 million, Alpha provides IBP with an excellent growth platform that significantly increases our sales mix to commercial end markets and expands and diversifies our existing product mix,” stated Jeff Edwards, IBP’s Chairman and Chief Executive Officer. “Alpha is recognized throughout the industry for its trusted, dependable, and high-quality reputation, evidenced by the work on such high-profile projects as Atlanta Braves SunTrust Park and Dallas/Fort Worth International Airport.”

“IBP is the ideal partner to help us accelerate our growth and we are excited to bring our commercial insulation, waterproofing, fire stopping and fireproofing expertise to IBP,” said Vic Verma, Alpha’s Chief Executive Officer and Founder. “IBP’s national footprint quickly expands our geographic opportunity for both organic and acquisition growth. We look forward to capitalizing on the resources available and continuing our success with IBP.”

Mr. Edwards continued, “Alpha represents IBP’s largest acquisition to date and includes, as of September 30, 2016, an approximately $85.0 million backlog of commercial projects, which we expect to contribute to IBP’s 2017 revenues. Alpha is led by a seasoned team of senior managers, which has an average of over 25 years of industry experience. We look forward to working with Vic and his team, and building off of their success. Upon closing in the first quarter of 2017, IBP expects the acquisition will be immediately accretive to earnings.”

Closing of the acquisition is subject to customary closing conditions, including expiration of the applicable waiting periods under the Hart-Scott-Rodino Act.

About Installed Building Products

Installed Building Products, Inc. is the nation’s second largest insulation installer for the residential new construction market and is also a diversified installer of complementary building products, including garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the closing of our pending acquisition of Alpha and the expected timing, the anticipated funding for this acquisition, the impact of the pending Alpha acquisition on and its contribution to our operations and execution of our growth strategy, the impact of this pending acquisition on our earnings and revenue, statements about backlog, the demand for our services, expansion of our national footprint, our ability to capitalize on the new home construction recovery, our ability to strengthen our market position, our ability to pursue value-enhancing acquisitions, our ability to improve profitability and expectations for demand for our services for the remainder of 2016 and 2017. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, legal or regulatory proceedings or other matters that affect the timing or ability to complete the acquisition as contemplated, the possibility that the acquisition will not close due to failure to satisfy the closing conditions, the occurrence of any event, change or circumstance that could give rise to the termination of the acquisition agreement, the potential impact to the Company’s or Alpha’s business due to the announcement of acquisition, the risk that the business of Alpha will not be integrated successfully, and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measure backlog. Backlog is determined based on executed contracts and the portion of in process projects that are not already included in revenue based on the percentage of completion method.

Although the conversion of backlog to revenue is subject to risks and uncertainties, we believe that backlog is useful to investors and us as an indicator of future revenue from existing contracts. However, there is no standard system for compiling and calculating backlog and therefore our backlog measure may not be comparable to backlog measures reported by other companies. In addition, estimates of future financial results are inherently unreliable.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net

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